HealthEquity Reports Fourth Quarter and Fiscal Year Ended January 31, 2019 Financial Results
Highlights of the fiscal year include:

•	Revenue of $287.2 million, an increase of 25% compared to FY18.

•	Net income of $73.9 million, an increase of 56% compared to FY18.

•	Net income per diluted share of $1.17, compared to $0.77 in FY18.

•	Non-GAAP net income per diluted share of $1.19 compared to $0.68 in FY18.

•	Adjusted EBITDA of $118.4 million, an increase of 40% compared to FY18.

•	HSA Members of 4.0 million, an increase of 17% compared to FY18.

•	Total Custodial Assets of $8.1 billion, an increase of 19% compared to FY18.
Highlights of the fourth quarter include:

•	Revenue of $75.8 million, an increase of 25% compared to Q4 FY18.

•	Net income of $13.1 million, an increase of 122% compared to Q4 FY18.

•	Net income per diluted share of $0.21, compared to $0.09 in Q4 FY18.

•	Non-GAAP net income per diluted share of $0.27 compared to $0.11 in Q4 FY18.

•	Adjusted EBITDA of $27.3 million, an increase of 60% compared to Q4 FY18.
Draper, Utah – March 18, 2019 – HealthEquity, Inc. (NASDAQ: HQY) ("HealthEquity" or the "Company"), the nation's largest health savings account ("HSA") non-bank custodian, today announced financial results for its fourth quarter and fiscal year ended January 31, 2019.
“Our “Purple” team delivered another solid fourth quarter to cap a year of strong growth in fiscal year 2019, which included full-year revenue that increased 25% to $287 million, and Adjusted EBITDA that increased 40% to $118 million,” said Jon Kessler, President and CEO.  “We continue to outpace the market and gain market share as we edged up to 4 million HSA Members and eclipsed $8 billion of custodial assets. We are well positioned to have another great year for fiscal 2020 helping our members to connect health and wealth as we broaden our proprietary platform and deepen our relationships with our Network and Employer Partners.”
Full year financial results
For the year ended January 31, 2019, HealthEquity reported revenue of $287.2 million, an increase of 25% compared to $229.5 million for the year ended January 31, 2018. Revenue consisted of:

•	Service revenue of $100.6 million, an increase of 10% compared to FY18.

•	Custodial revenue of $126.2 million, an increase of 45% compared to FY18.

•	Interchange revenue of $60.5 million, an increase of 19% compared to FY18.
Net income was $73.9 million for the year ended January 31, 2019, compared to $47.4 million for the year ended January 31, 2018.
Net income per diluted share was $1.17 for the year ended January 31, 2019, compared to $0.77 for the year ended January 31, 2018.
Non-GAAP net income per diluted share was $1.19 for the year ended January 31, 2019, compared to $0.68 for the year ended January 31, 2018.
Adjusted EBITDA was $118.4 million for the year ended January 31, 2019, an increase of 40% compared to $84.7 million for the year ended January 31, 2018. Adjusted EBITDA was 41% of revenue for the year ended January 31, 2019, compared to 37% for the year ended January 31, 2018.
As of January 31, 2019, we had $361.5 million of cash and cash equivalents and no outstanding debt. This compares to $240.3 million in cash, cash equivalents and marketable securities and no outstanding debt as of January 31, 2018.

Fourth quarter financial results
For the fourth quarter ended January 31, 2019, HealthEquity reported revenue of $75.8 million, an increase of 25% compared to $60.4 million for the fourth quarter ended January 31, 2018. Revenue consisted of:

•	Service revenue of $25.8 million, an increase of 10% compared to Q4 FY18.

•	Custodial revenue of $35.5 million, an increase of 45% compared to Q4 FY18.

•	Interchange revenue of $14.5 million, an increase of 15% compared to Q4 FY18.
Net income was $13.1 million for the fourth quarter ended January 31, 2019, compared to $5.9 million for the fourth quarter ended January 31, 2018.
Net income per diluted share was $0.21 for the fourth quarter ended January 31, 2019, compared to $0.09 for the fourth quarter ended January 31, 2018.
Non-GAAP net income per diluted share was $0.27 for the fourth quarter ended January 31, 2019, compared to $0.11 for the fourth quarter ended January 31, 2018.
Adjusted EBITDA was $27.3 million for the fourth quarter ended January 31, 2019, an increase of 60% compared to $17.1 million for the fourth quarter ended January 31, 2018.
HSA Member and Custodial asset metrics
The total number of HSAs for which we serve as a non-bank custodian ("HSA Members") as of January 31, 2019 was 4.0 million, an increase of 17% from 3.4 million as of January 31, 2018. Total Active HSA Members as of January 31, 2019 was 3.2 million, an increase of 13% from 2.9 million as of January 31, 2018. Total HSA Members with investments as of January 31, 2019 was 163,000, an increase of 34% from 122,000 as of January 31, 2018.
Total Custodial Assets as of January 31, 2019 was $8.1 billion, an increase of 19% year over year, consisting of:

•	Custodial Cash Assets of $6.4 billion, an increase of 17% compared to January 31, 2018; and

•	Custodial Investment Assets of $1.7 billion, an increase of 30% compared to January 31, 2018.
Business outlook
For the year ending January 31, 2020, we expect our revenue to be between $333 million and $339 million. Our outlook for net income is a range of $58 million to $62 million, resulting in a net income per diluted share range of $0.89 to $0.95. Our Adjusted EBITDA outlook is a range of $133 million to $138 million. We also expect our non-GAAP net income to be in a range between $80 million and $84 million. Our non-GAAP net income is calculated by adding back to net income all non-cash stock-based compensation expense, net of an estimated statutory tax rate of 24%, and the impact of excess tax benefits due to the adoption of Accounting Standards Update ("ASU") 2016-09. Our non-GAAP net income outlook results in a non-GAAP net income per diluted share range between $1.23 to $1.29 (based on an estimated 65 million weighted-average shares outstanding).
A reconciliation of the non-GAAP financial measures used throughout this release to the most comparable GAAP financial measures is included with the financial tables at the end of this release.
Conference call
HealthEquity management will host a conference call at 5:00 pm (Eastern Time) on Monday, March 18, 2019 to discuss the fiscal year 2019 fourth quarter and full year financial results. The conference call will be accessible by dialing 844-791-6252, or 661-378-9636 for international callers, and referencing conference ID 6796248. A live audio webcast of the call will also be available on the investor relations section of our website at http://ir.healthequity.com.
Non-GAAP financial Information
To supplement our financial information presented on a GAAP basis, we disclose Adjusted EBITDA, which is a non-GAAP financial measure. We define Adjusted EBITDA as adjusted earnings before interest, taxes, depreciation and amortization, stock-based compensation expense, and other certain non-operating items. Non-GAAP net income is calculated by adding back to net income all non-cash stock-based compensation expense, net of an estimated statutory tax rate, and the impact of excess tax benefits due to the adoption of ASU 2016-09. Non-GAAP net income per diluted share is calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding.

Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. The Company cautions investors that non-GAAP financial information, by its nature, departs from GAAP; accordingly, its use can make it difficult to compare current results with results from other reporting periods and with the results of other companies. Whenever we use these non-GAAP financial measures, we provide a reconciliation of the applicable non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed in the tables below.
About HealthEquity
HealthEquity connects health and wealth, delivering health savings account (HSA), 401(k) and other consumer driven health and retirement solutions in partnership with over 45,000 employers and 141 health, retirement and other benefit plan providers nationwide. HealthEquity members have access to its end-to-end platform and remarkable “purple” service to become consumers of healthcare while building health and retirement savings for tomorrow. HealthEquity is the custodian of $8.1 billion in assets for 4.0 million HSA members nationwide. For more information, visit www.healthequity.com.
Forward-looking statements
This press release contains “forward-looking statements" within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our industry, business strategy, plans, goals and expectations concerning our markets and market position, product expansion, future operations, expenses and other results of operations, revenue, margins, profitability, future efficiencies, tax rates, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “may,” “believes,” “intends,” “seeks,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this press release.
Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to be correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, risks related to the following:

•	our ability to compete effectively in a rapidly evolving healthcare industry;

•	our dependence on the continued availability and benefits of tax-advantaged health savings accounts;

•	the significant competition we face and may face in the future, including from those with greater resources than us;

•	our reliance on the availability and performance of our technology and communications systems;

•
recent and potential future cybersecurity breaches of our technology and communications systems and other data interruptions, including resulting costs and liabilities, reputational damage and loss of business;

•	the current uncertain healthcare environment, including changes in healthcare programs and expenditures and related regulations;

•	our ability to comply with current and future privacy, healthcare, tax, investment advisor and other laws applicable to our business;

•	our reliance on partners and third party vendors for distribution and important services;

•	our ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets;

•	our ability to develop and implement updated features for our technology and communications systems and successfully manage our growth;

•	our ability to protect our brand and other intellectual property rights; and

•	our reliance on our management team and key team members.
For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our most recent Annual Report on Form 10-K and subsequent periodic and current reports. Past performance is not necessarily indicative of future results. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor Relations Contact
Richard Putnam
801-727-1209
rputnam@healthequity.com

HealthEquity, Inc. and its subsidiaries
Consolidated balance sheets (unaudited)

(in thousands, except par value)	January 31, 2019	January 31, 2018
Assets
Current assets
Cash and cash equivalents	$361,475	$199,472
Marketable securities, at fair value	—	40,797
Total cash, cash equivalents and marketable securities	361,475	240,269
Accounts receivable, net of allowance for doubtful accounts of $125 and $208 as of January 31, 2019 and 2018, respectively	25,668	21,602
Inventories	—	—
Other current assets	7,534	3,525
Total current assets	394,677	265,396
Property and equipment, net	8,223	7,836
Intangible assets, net	79,666	83,635
Goodwill	4,651	4,651
Deferred tax asset	1,677	5,461
Other assets	21,122	2,180
Total assets	$510,016	$369,159
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$3,520	$2,420
Accrued compensation	16,981	12,549
Accrued liabilities	8,552	5,521
Total current liabilities	29,053	20,490
Long-term liabilities
Other long-term liabilities	2,968	2,395
Deferred tax liability	916	—
Total long-term liabilities	3,884	2,395
Total liabilities	32,937	22,885
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value, 100,000 shares authorized, no shares issued and outstanding as of January 31, 2019 and 2018	—	—
Common stock, $0.0001 par value, 900,000 shares authorized, 62,446 and 60,825 shares issued and outstanding as of January 31, 2019 and 2018, respectively	6	6
Additional paid-in capital	305,223	261,237
Accumulated other comprehensive loss, net	—	(269)
Accumulated earnings	171,850	85,300
Total stockholders’ equity	477,079	346,274
Total liabilities and stockholders’ equity	$510,016	$369,159

HealthEquity, Inc. and its subsidiaries
Consolidated statements of operations and comprehensive income (unaudited)

(in thousands, except per share data)	Three months ended January 31,		Year ended January 31,
	2019	2018	2019	2018
Revenue
Service revenue	$25,767	$23,361	$100,564	$91,619
Custodial revenue	35,465	24,451	126,178	87,160
Interchange revenue	14,545	12,624	60,501	50,746
Total revenue	75,777	60,436	287,243	229,525
Cost of revenue
Service costs	24,050	22,602	76,858	70,426
Custodial costs	3,632	3,030	14,124	11,400
Interchange costs	3,650	3,158	15,068	12,783
Total cost of revenue	31,332	28,790	106,050	94,609
Gross profit	44,445	31,646	181,193	134,916
Operating expenses
Sales and marketing	7,893	7,432	29,498	23,139
Technology and development	10,002	7,480	35,057	27,385
General and administrative	8,478	6,757	33,039	25,111
Amortization of acquired intangible assets	1,491	1,543	5,929	4,863
Total operating expenses	27,864	23,212	103,523	80,498
Income from operations	16,581	8,434	77,670	54,418
Other expense
Other expense, net	(221)	(1,706)	(1,852)	(2,229)
Total other expense	(221)	(1,706)	(1,852)	(2,229)
Income before income taxes	16,360	6,728	75,818	52,189
Income tax provision	3,241	823	1,919	4,827
Net income	$13,119	$5,905	$73,899	$47,362
Net income per share:
Basic	$0.21	$0.10	$1.20	$0.79
Diluted	$0.21	$0.09	$1.17	$0.77
Weighted-average number of shares used in computing net income per share:
Basic	62,183	60,730	61,836	60,304
Diluted	63,724	62,291	63,370	61,854
Comprehensive income:
Net income	$13,119	$5,905	$73,899	$47,362
Other comprehensive loss:
Unrealized loss on available-for-sale marketable securities, net of tax	—	(36)	—	(59)
Comprehensive income	$13,119	$5,869	$73,899	$47,303

HealthEquity, Inc. and its subsidiaries
Consolidated statements of cash flows (unaudited)

	Year ended January 31,
(in thousands)	2019	2018	2017
Cash flows from operating activities:
Net income	$73,899	$47,362	$26,376
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,185	15,952	13,186
Deferred taxes	408	4,306	(2,891)
Stock-based compensation	21,057	14,310	8,398
Bad debt expense	240	133	35
Loss on disposal of software development costs and other	933	464	96
Changes in operating assets and liabilities:
Accounts receivable	(4,306)	(4,734)	(2,728)
Other assets	(5,893)	(760)	(1,343)
Accounts payable	863	(581)	567
Accrued compensation	4,432	3,827	946
Accrued liabilities	3,031	484	1,729
Other long-term liabilities	573	939	1,220
Net cash provided by operating activities	113,422	81,702	45,591
Cash flows from investing activities:
Purchase of marketable securities	(728)	(483)	(379)
Purchase of property and equipment	(3,869)	(5,458)	(3,645)
Purchase of software and capitalized software development costs	(9,978)	(10,380)	(9,030)
Acquisition of intangible member assets	(1,195)	(17,545)	—
Acquisition of a business	—	(2,882)	—
Proceeds from sale of marketable securities	41,422	—	—
Net cash provided by (used in) investing activities	25,652	(36,748)	(13,054)
Cash flows from financing activities:
Proceeds from exercise of common stock options	22,929	14,564	7,142
Tax benefit from exercise of common stock options	—	—	16,634
Net cash provided by financing activities	22,929	14,564	23,776
Increase in cash and cash equivalents	162,003	59,518	56,313
Beginning cash and cash equivalents	199,472	139,954	83,641
Ending cash and cash equivalents	$361,475	$199,472	$139,954

Stock-based compensation expense (unaudited)
Total stock-based compensation expense included in the consolidated statements of operations and comprehensive income is as follows:

	Three months ended January 31,		Year ended January 31,
(in thousands)	2019	2018	2019	2018
Cost of revenue	$829	$691	$2,837	$2,594
Sales and marketing	950	627	3,536	2,030
Technology and development	1,440	953	5,117	3,318
General and administrative	2,377	1,571	9,567	6,368
Total stock-based compensation expense	$5,596	$3,842	$21,057	$14,310
HSA Members (unaudited)

				% change from	% change from
(in thousands, except percentages)	January 31, 2019	January 31, 2018	January 31, 2017	2018 to 2019	2017 to 2018
HSA Members	3,994	3,403	2,746	17%	24%
Average HSA Members - Year-to-date	3,608	2,952	2,339	22%	26%
Average HSA Members - Quarter-to-date	3,813	3,189	2,519	20%	27%
New HSA Members - Year-to-date	679	723	703	(6)%	3%
New HSA Members - Quarter-to-date	341	404	422	(16)%	(4)%
Active HSA Members	3,241	2,863	2,378	13%	20%
HSA Members with investments	163	122	66	34%	85%
Custodial assets (unaudited)

				% change from	% change from
(in millions, except percentages)	January 31, 2019	January 31, 2018	January 31, 2017	2018 to 2019	2017 to 2018
Custodial cash	$6,428	$5,489	$4,380	17%	25%
Custodial investments	1,670	1,289	659	30%	96%
Total custodial assets	$8,098	$6,778	$5,039	19%	35%
Average daily custodial cash - Year-to-date	$5,586	$4,571	$3,661	22%	25%
Average daily custodial cash - Quarter-to-date	$5,837	$4,876	$3,855	20%	27%
Net income reconciliation to Adjusted EBITDA (unaudited)

	Three months ended January 31,		Year ended January 31,
(in thousands)	2019	2018	2019	2018
Net income	$13,119	$5,905	$73,899	$47,362
Interest income	(1,027)	(213)	(1,946)	(734)
Interest expense	66	69	270	274
Income tax provision	3,241	823	1,919	4,827
Depreciation and amortization	3,196	3,267	12,256	11,089
Amortization of acquired intangible assets	1,491	1,543	5,929	4,863
Stock-based compensation expense	5,596	3,842	21,057	14,310
Other (1)	1,606	1,850	4,998	2,689
Adjusted EBITDA	$27,288	$17,086	$118,382	$84,680

(1)
For the three months ended January 31, 2019 and 2018, Other consisted of non-income based taxes of $153 and $136, acquisition-related costs of $1,047 and $1,714, amortization of incremental costs to obtain a contract of $425 and $0, and other costs of ($19) and $0, respectively. For the years ended January 31, 2019 and 2018, Other consisted of non-income based taxes of $487 and $439 acquisition-related costs of $2,121 and $2,197, amortization of incremental costs to obtain a contract of $1,470 and $0, loss on disposal of previously capitalized software development of $676 and $0, and other costs of $244 and $53, respectively.

Reconciliation of net income outlook to Adjusted EBITDA outlook

Outlook for the year ending
(in millions)	January 31, 2020
Net income	$58 - 62
Income tax provision	18 - 19
Depreciation and amortization	~ 18
Amortization of acquired intangible assets	~ 6
Stock-based compensation expense	~ 29
Other	~ 4
Adjusted EBITDA	$133 - 138

Reconciliation of Non-GAAP net income per diluted share (unaudited)

	Three months ended	Year ended	Outlook for the year ending
(in millions, except per share data)	January 31, 2019	January 31, 2019	January 31, 2020
Net income	$13	$74	$58 - $62
Stock compensation, net of tax (1)	4	16	~ 22
Excess tax benefit due to adoption of ASU 2016-09	—	(14)	~ (0)
Non-GAAP net income	$17	$76	$80 - $84

Diluted weighted-average shares used in computing GAAP and Non-GAAP per share amounts	64	63	65
Non-GAAP net income per diluted share (2)	$0.27	$1.19	$1.23 - $1.29
(1) For the three months and year ended January 31, 2019, and for the year ending January 31, 2020, the Company used an estimated statutory tax rate of 24% to calculate the net impact of stock-based compensation expense.
(2) Non-GAAP net income per diluted share does not calculate due to rounding.

Certain terms

Term	Definition
HSA	A financial account through which consumers spend and save long-term for healthcare on a tax-advantaged basis.
HSA Member	An HSA for which we serve as custodian.
Active HSA Member
An HSA Member that (i) is associated with a Health Plan and Administrator Partner or an Employer Partner, in each case as of the end of the applicable period; or (ii) has held a custodial balance at any point during the previous twelve month period.

Custodial cash assets	Deposits with our federally-insured custodial depository partners and custodial cash deposits invested in an annuity contract with our insurance company partner.
Custodial investments	HSA Members' investments in mutual funds through our custodial investment fund partner.
Employer Partner	Our employer clients.
Health Plan and Administrator Partner	Our Health Plan and Administrator clients.
Adjusted EBITDA	Adjusted earnings before interest, taxes, depreciation and amortization, stock-based compensation expense, and other certain non-operating items.
Non-GAAP net income	Calculated by adding back to net income all non-cash stock-based compensation expense, net of an estimated statutory tax rate, and the impact of excess tax benefits due to the adoption of ASU 2016-09.
Non-GAAP net income per diluted share	Calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding.